Investors: Juliet Cunningham +1.858.200.6583 ir@illumina.com

Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2021

San Diego -- (BUSINESS WIRE) - April 27, 2021 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the first quarter of fiscal year 2021.

First quarter results reflect record revenue:

•Revenue of $1,093 million, a 27% increase compared to the prior year period
•GAAP net income for the quarter of $147 million, or $1.00 per diluted share, compared to $173 million, or $1.17 per diluted share, for the prior year period
•Non-GAAP net income for the quarter of $278 million, or $1.89 per diluted share, compared to $243 million, or $1.64 per diluted share, for the prior year period. Non-GAAP net income excludes acquisition-related expenses, primarily the Continuation Payments paid to GRAIL (see the “Reconciliation Between GAAP and Non-GAAP Net Income” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $282 million compared to $281 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $240 million for the quarter compared to $241 million in the prior year period

“Illumina achieved its first billion-dollar revenue quarter in company history and delivered a very strong start to 2021, exceeding our expectations,” said Francis deSouza, Chief Executive Officer. “Orders during the first quarter of 2021 reached an all-time high demonstrating strength in our core business across all regions, reflecting growth in both clinical and research customers. We are seeing tremendous progress in clinical market access and reimbursement for genomic applications increasing access to genomic testing for patients worldwide. We are proud of the significant contributions our customers, partners, and employees are making to the creation of a genomic epidemiology infrastructure to combat COVID-19, as well as monitor for future pathogen outbreaks for the benefit of global public health.”

Gross margin in the first quarter of 2021 was 69.9% compared to 72.1% in the prior year period. Excluding amortization of acquired intangible assets and expenses related to COVID-19, non-GAAP gross margin was 70.5% for the first quarter of 2021 compared to 73.0% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2021 were $197 million compared to $156 million in the prior year period. Non-GAAP R&D expenses as a percentage of revenue were 18.0% compared to 18.3% in the prior year period.

Selling, general and administrative (SG&A) expenses for the first quarter of 2021 were $374 million compared to $274 million in the prior year period. Excluding acquisition-related expenses and expenses and income related to COVID-19, non-GAAP SG&A expenses as a percentage of revenue were 20.4% compared to 21.1% in the prior year period.

Depreciation and amortization expenses were $48 million and capital expenditures for free cash flow purposes were $42 million during the first quarter of 2021. At the close of the quarter, the company held $4.6 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of January 3, 2021.

Updates since our last earnings release:

•Announced TSO 500 partnership with Kartos Therapeutics to advance comprehensive genomic profiling for blood cancers
•Published positive economic study results in partnership with Harvard Pilgrim Health Care demonstrating the cost-effectiveness of offering non-invasive prenatal testing (NIPT) to all pregnant women
•Illumina was selected among the top 100 influential global companies by Time magazine
•Published our second annual Corporate Social Responsibility report that highlights our commitment to society, our employees and the environment
•Completed a senior unsecured investment grade bond offering for an aggregate principal amount of $1 billion and finalized a $750 million 5-year unsecured revolving credit facility
•Announced Jay Flatley will step down from the Board of Directors and John W. Thompson will be appointed as the new Chair of the Board effective May 26, 2021
•Received medical device registration in Russia for NextSeq 550Dx and associated reagent kits

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2021, the company expects year-over-year revenue growth in the range of 25% to 28%, and now expects GAAP earnings per diluted share of $4.72 to $4.97 and non-GAAP earnings per diluted share of $5.80 to $6.05. Except for acquisition-related expenses and bridge facility fees incurred during Q1 2021, this guidance excludes the potential impact from the pending acquisition of GRAIL, which we expect to close in the second half of 2021.

Conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, April 27, 2021. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both using conference ID 4359912.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) the outcome of the pending acquisition of GRAIL, Inc.; (vi) our ability to manufacture robust instrumentation and consumables; (vii) the success of products and services competitive with our own; (viii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (ix) the impact of recently launched or pre-announced products and services on existing products and services; (x) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (xi) our ability to obtain regulatory clearance for our products from government agencies; (xii) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xiii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiv) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	April 4, 2021	January 3, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,433	$1,810
Short-term investments	197	1,662
Accounts receivable, net	517	487
Inventory	364	372
Prepaid expenses and other current assets	131	152
Total current assets	5,642	4,483
Property and equipment, net	915	922
Operating lease right-of-use assets	529	532
Goodwill	897	897
Intangible assets, net	134	142
Other assets	638	609
Total assets	$8,755	$7,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$178	$192
Accrued liabilities	602	541
Convertible senior notes, current portion	488	511
Total current liabilities	1,268	1,244
Operating lease liabilities	664	671
Term notes	992	—
Convertible senior notes	680	673
Other long-term liabilities	229	303
Stockholders’ equity	4,922	4,694
Total liabilities and stockholders’ equity	$8,755	$7,585

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020
Revenue:
Product revenue	$953	$701
Service and other revenue	140	158
Total revenue	1,093	859
Cost of revenue:
Cost of product revenue (a)	265	174
Cost of service and other revenue (a)	58	59
Amortization of acquired intangible assets	6	7
Total cost of revenue	329	240
Gross profit	764	619
Operating expense:
Research and development (a)	197	156
Selling, general and administrative (a)	374	274
Total operating expense	571	430
Income from operations	193	189
Other expense, net	(24)	(11)
Income before income taxes	169	178
Provision for income taxes	22	5
Net income	$147	$173
Earnings per share:
Basic	$1.01	$1.18
Diluted	$1.00	$1.17
Shares used in computing earnings per common share:
Basic	146	147
Diluted	147	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	April 4, 2021	March 29, 2020
Cost of product revenue	$7	$5
Cost of service and other revenue	1	1
Research and development	24	15
Selling, general and administrative	35	18
Stock-based compensation expense before taxes	$67	$39

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	April 4, 2021	March 29, 2020
Net cash provided by operating activities	$282	$281
Net cash provided by (used in) investing activities	1,376	(135)
Net cash provided by (used in) financing activities	968	(191)
Effect of exchange rate changes on cash and cash equivalents	(3)	(6)
Net increase (decrease) in cash and cash equivalents	2,623	(51)
Cash and cash equivalents, beginning of period	1,810	2,042
Cash and cash equivalents, end of period	$4,433	$1,991

Calculation of free cash flow:
Net cash provided by operating activities	$282	$281
Purchases of property and equipment	(42)	(40)
Free cash flow (a)	$240	$241
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE:

	Three Months Ended
	April 4, 2021	March 29, 2020
GAAP earnings per share - diluted	$1.00	$1.17
Cost of revenue (b)	0.05	0.06
Research and development costs (b)	—	(0.01)
Selling, general and administrative costs (b)	1.03	0.62
Other expense, net (b)	0.14	0.08
Incremental non-GAAP tax expense (c)	(0.30)	(0.19)
Income tax benefit (d)	(0.03)	(0.09)
Non-GAAP earnings per share - diluted (a)	$1.89	$1.64

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended
	April 4, 2021	March 29, 2020
GAAP net income	$147	$173
Cost of revenue (b)	7	9
Research and development costs (b)	—	(1)
Selling, general and administrative costs (b)	151	92
Other expense, net (b)	21	12
Incremental non-GAAP tax expense (c)	(44)	(29)
Income tax benefit (d)	(4)	(13)
Non-GAAP net income (a)	$278	$243
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	April 4, 2021		March 29, 2020
GAAP gross profit (b)	$764	69.9%	$619	72.1%
Amortization of acquired intangible assets	6	0.5%	7	0.8%
Expenses related to COVID-19 (c)	1	0.1%	1	0.1%
Income related to COVID-19 (d)	—	—	(1)	(0.1)%
Restructuring (e)	—	—	2	0.1%
Non-GAAP gross profit (a)	$771	70.5%	$628	73.0%

GAAP research and development expense	$197	18.0%	$156	18.2%
Income related to COVID-19 (d)	—	—	1	0.1%
Non-GAAP research and development expense	$197	18.0%	$157	18.3%

GAAP selling, general and administrative expense	$374	34.2%	$274	31.9%
Acquisition-related expenses (f)	(150)	(13.7)%	(92)	(10.8)%
Expenses related to COVID-19 (c)	(2)	(0.2)%	—	—
Income related to COVID-19 (d)	1	0.1%	—	—
Non-GAAP selling, general and administrative expense	$223	20.4%	$182	21.1%

GAAP operating profit	$193	17.7%	$189	22.0%
Cost of revenue	7	0.6%	9	0.9%
Research and development costs	—	—	(1)	(0.1)%
Selling, general and administrative costs	151	13.8%	92	10.8%
Non-GAAP operating profit (a)	$351	32.1%	$289	33.6%

GAAP other expense, net	$(24)	(2.2)%	$(11)	(1.3)%
Non-cash interest expense (g)	11	1.0%	10	1.2%
Strategic investment related loss (gain), net (h)	39	3.6%	(5)	(0.6)%
(Gain) loss on derivative assets (i)	(26)	(2.3)%	4	0.5%
Bridge facility fees (j)	7	0.6%	—	—
(Gain) loss on contingent value right (k)	(10)	(0.9)%	3	0.3%
Non-GAAP other (expense) income, net (a)	$(3)	(0.2)%	$1	0.1%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Reconciling amounts are recorded in cost of revenue.

(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in Q1 2021, and premium pay for onsite essential workers in Q1 2020.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada in Q1 2021, and payroll-related credits earned in Singapore in Q1 2020.
(e) Amount consists primarily of employee costs related to restructuring in Q1 2020.
(f) Amount for Q1 2021 consists primarily of expenses related to the pending acquisition of GRAIL, including $105 million in Continuation Payments. Amount for Q1 2020 consists primarily of expenses related to the Continuation Advances and Reverse Termination Fee paid to Pacific Biosciences related to the terminated acquisition.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(h) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(i) Amount for Q1 2021 consists of a gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances. Amount for Q1 2020 consists of fair value adjustments recorded on our derivative assets.
(j) Amount consists of expenses related to the bridge facility commitment obtained in advance of the pending acquisition of GRAIL. We terminated the bridge facility commitment in March 2021, in conjunction with our issuance of term notes.
(k) Amounts consist of fair value adjustments related to our contingent value right received from Helix.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 17, 2021. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2021
GAAP diluted earnings per share (a)	$4.72 - $4.97
Amortization of acquired intangible assets	0.18
Non-cash interest expense (b)	0.24
Strategic investment related loss, net (c)	0.26
Acquisition-related expenses (d)	1.02
Bridge facility fees (e)	0.05
COVID-19 expense, net (f)	0.01
Gain on derivative assets (g)	(0.18)
Gain on contingent value right (h)	(0.07)
Incremental non-GAAP tax expense (i)	(0.40)
Excess tax benefits from share-based compensation (j)	(0.03)
Non-GAAP diluted earnings per share (a)	$5.80 - $6.05
(a) Except for acquisition-related expenses and bridge facility fees incurred during Q1 2021, this guidance excludes the potential impact of the pending acquisition of GRAIL, which is expected to close in the second half of 2021.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(d) Amount consists primarily of acquisition-related expenses related to the pending acquisition of GRAIL.
(e) Amount consists of expenses related to the bridge facility commitment obtained in advance of the pending acquisition of GRAIL. We terminated the bridge facility commitment in March 2021, in conjunction with our issuance of term notes.
(f) Amount consists of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning, partially offset by direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada.
(g) Amount consists of gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(h) Amount consists of fair value adjustments related to our contingent value right received from Helix.
(i) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(j) Amount represents tax deductions taken in excess of stock compensation cost.